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                                                                  EXHIBIT 21.1


                      SUBSIDIARIES OF THE REGISTRANT

     The Registrant, Champion Industries, Inc., a West Virginia corporation, does business under the trade name "Chapman Printing
Company". Its wholly owned subsidiaries are:

 1. The Chapman Printing Company, Inc., a West Virginia corporation.

 2. Stationers, Inc., a West Virginia corporation (doing business in Ohio as "Garrison Brewer").

 3.  Bourque Printing, Inc., a Louisiana corporation.

 4.  Dallas Printing Company, Inc., a Mississippi corporation.

 5.  Carolina Cut Sheets, Inc., a West Virginia corporation.

 6.  U.S. Tag & Ticket Company, Inc., a Maryland corporation.

 7.  Donihe Graphics, Inc., a Tennessee corporation.

 8.  Smith & Butterfield Co., Inc., an Indiana corporation.

 9.  The Merten Company, an Ohio corporation.

10.  Interform Corporation, a Pennsylvania corporation.

11.  CHMP Leasing, Inc., a West Virginia corporation.

12.  Blue Ridge Printing Co., Inc., a North Carolina corporation.

13.  Rose City Press, a West Virginia corporation.